UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2017 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)

28 EXECUTIVE PARK, IRVINE CA  92614

 (Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (949) 255-0500

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

        On December 7, 2017, the Annual Meeting of the stockholders of California First National Bancorp was held. As of November 1, 2017, the record date, there were 10,284,139 shares of Common Stock outstanding and entitled to vote at the meeting. Of the total outstanding Common Stock, 7,703,733 were voted at the meeting. There was only one item voted on and preliminary results were reported at the meeting. The following is a brief summary of the voting results from the meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions.

1. The following directors were elected, each to serve a one-year term expiring at the 2018 Annual Meeting of the stockholders and until their successors are duly elected and qualified:

	Vote
		Against or
	For	Withheld	Abstain

Patrick E. Paddon	6,987,610	716,123	-
Glen T. Tsuma	7,021,367	682,366	-
Michael H. Lowry	7,562,503	141,230	-
Harris Ravine	7,562,103	141,630	-
Danilo Cacciamatta	7,576,869	126,864	-

CALIFORNIA FIRST NATIONAL BANCORP
Date: December 7, 2017	S. Leslie Jewett /s/ S. Leslie Jewett Chief Financial Officer